UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

GLOBAL IMAGING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24373	59-3247752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3820 Northdale Blvd., Suite 200A, Tampa, FL 33624

(Address of principal executive offices - zip code)

(813) 960-5508

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On April 6, 2004, we announced our intention to acquire Imagine Technology Group, Inc. (ITG) and its subsidiaries, headquartered in Chicago. ITG companies provide office technology solutions to middle-market customers from 22 locations including nine offices in California, seven in Texas, two in Arizona, one in Oregon and three in Washington. The companies sell and service Sharp, Ricoh/Savin, Toshiba and Konica/Minolta copiers along with leading brands of other office equipment. Upon the acquisition of ITG, we will have 173 locations in 28 states and the District of Columbia.

The purchase agreement is subject to the satisfaction of customary closing conditions and the closing is expected to be consummated by June 30, 2004. Pursuant to the purchase agreement, we are funding the acquisition with a combination of cash and 813,464 shares of common stock. We agreed to register the common stock issued in the acquisition with the Securities and Exchange Commission using a registration statement on Form S-3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2004	GLOBAL IMAGING SYSTEMS, INC.

	By:	/s/ Raymond Schilling
Raymond Schilling
Senior Vice President, Chief Financial Officer, Secretary and Treasurer